COMMERCE GROUP CORP.
                      6001 NORTH 91ST STREET
                 MILWAUKEE, WISCONSIN 53225-1795


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

             TO BE HELD ON FRIDAY, OCTOBER 18, 2002

To the Shareholders of Commerce Group Corp.:

The Annual Meeting of Shareholders of Commerce Group Corp. (the "Company") will be held at the Whitefish Bay Library Program Room, 5420 North Marlborough Drive, Whitefish Bay, Wisconsin 53217, on Friday, October 18, 2002, at 1:30 p.m. (local time) for the following purposes:

1. To elect two directors to serve for the period specified herein and until their successors are elected and qualified;

2. To ratify the selection of Bruce Michael Redlin, CPA, LLC as the Company's independent accountant for the fiscal year ended March 31, 2003; and

3. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Tuesday, August 20, 2002, as the record date for determination of shareholders entitled to notice of and to vote at the Annual
Meeting or any adjournment thereof.

YOU ARE INVITED TO ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. IF YOU RETURN AN EXECUTED PROXY AND THEN ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY.

                           By Order of the Board of Directors


                           /s/ Edward A. Machulak

                           Edward A. Machulak

                           Executive Vice President
                           and Corporate Secretary

August 20, 2002
Milwaukee, Wisconsin

                      COMMERCE GROUP CORP.
                     6001 NORTH 91ST STREET
                 MILWAUKEE, WISCONSIN 53225-1795


                        PROXY STATEMENT


                        AUGUST 20, 2002

                         ______________


This Proxy Statement is furnished by the Board of Directors of Commerce Group Corp. (respectively the "Board" and the "Company" or "Commerce") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at 1:30 p.m. (local time) on Friday, October 18, 2002, or at any adjournment thereof (the "Annual Meeting" or "Meeting") pursuant to the Notice of said Meeting. This Proxy Statement and the proxies solicited hereby are being first mailed to shareholders of the Company on or about August 20, 2002.

SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to its exercise by giving written notice to the Secretary of the Company. If you return an executed proxy and then attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

Unless otherwise directed in the accompanying proxy, persons named therein will vote FOR the election of the two director nominees listed herein and FOR the ratification of the selection of Bruce Michael Redlin, CPA, LLC as the Company's independent accountant for the fiscal year ended March 31, 2003. As to any other business that may properly come before the Meeting, the proxy holders will vote in accordance with the recommendations of the Board of Directors.

                    VOTING SECURITIES

The close of business on August 20, 2002 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of July 15, 2002, there were issued, outstanding and entitled to vote 18,757,708 shares of Commerce's common stock, $0.10 par value (common stock). Each share of common stock entitles the shareholder to one vote on all matters presented at the Meeting.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND RELATED PARTIES

The following table sets forth certain information regarding the beneficial ownership of Commerce's common stock as of July
15, 2002, by (i) each of its directors who own Commerce common stock, and (ii) all directors and officers as a group.

                                               Amount and Nature of
                                            Beneficial Ownership (1)(2)
                                            ---------------------------
Name and Address of
Beneficial Owner*            Position              Shares      Percent
-------------------          --------              ------      -------
Edward L. Machulak     Chairman of the Board,
                       Director, President,
                       Treasurer, Director
                       Emeritus, Member of
                       the Audit and Executive
                       Committee                 1,262,403(3)    6.73%

Edward L. Machulak
Rollover Individual
Retirement Account                                 600,000(3)    3.20%

Edward A. Machulak     Director, Executive Vice
                       President, Secretary and
                       Member of the Executive
                       Committee                   498,488(4)    2.66%

Sidney Sodos           Director and Member of
                       the Audit Committee         179,185        .95%

Clayton H. Tebo        Director and Member of
                       the Audit Committee         178,112        .95%

General Lumber &
Supply Co., Inc.
(General Lumber)                                 1,750,000(3)    9.33%
                                                 ---------      ------
All Directors,
Officers and
Affiliates as a Group                            4,468,188      23.82%

*All directors and beneficial owners listed above can be contacted through Commerce's offices located at 6001 N. 91st
Street, Milwaukee, Wisconsin 53225-1795.

(1) Unless otherwise indicated, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power.

(2) All shares indicated are based on the ownership of Commerce's shares.

(3) The 1,862,403 common shares owned directly by him and his Rollover Individual Retirement Account as of July 15, 2002, include the 97,161 shares held jointly with his wife, but do not include the 1,750,000 common shares owned by General Lumber, a privately-held company in which he owns 55% of its common shares. If the 1,750,000 General Lumber shares were added to the 1,862,403 common shares owned by him and his Rollover Individual Retirement Account directly, then the total shares under his control would amount to 3,612,403 and would represent a 19.26% ownership of shares based on 18,757,708 common shares issued and outstanding as of July 15, 2002. This total number of shares does not assume the exercise of the 790,000 existing stock options or stock rights as of July 15, 2002 into common shares of which 250,000 option shares are owned by General Lumber, and the balance are owned by unrelated parties.

     The number of common shares owned by Sylvia Machulak, wife of Edward L. Machulak, the President of the Company, personally as of July 15, 2002, is 280,967. The number of shares owned by the Sylvia Machulak Rollover Individual Retirement Account as of July 15, 2002, is 500,000. If the shares owned by Sylvia Machulak and her Rollover Individual Retirement Account were added to the 3,612,403 above described shares owned by Edward L. Machulak, his Rollover Individual Retirement Account and General Lumber, then the total shares would amount to 4,393,370, or a 23.42% ownership. Mr. Machulak disclaims any beneficial interest in these shares owned by Sylvia Machulak, or her Rollover Individual Retirement Account.

(4)  Does not include 1,000 shares owned by Carol A. Machulak,
     Edward A. Machulak's wife, or 18,000 shares held by him and his wife under the Uniform Gift to Minor's Act, in which he disclaims any beneficial interest.

                    PRINCIPAL SHAREHOLDERS

Other than the shareholders mentioned above, there are no known shareholders that beneficially own more than 5% of the voting securities as defined within the meaning of the rules of the Securities and Exchange Commission as of the date of filing this proxy statement.

            PROPOSAL NO. 1--ELECTION OF TWO DIRECTORS

NOMINEE FOR ELECTION

The Company's Directors, for continuity, are divided into three
Classes: I, II and III, to permit staggered terms for each class of Directors; they normally are elected for a three-year term. They are elected by class at each annual shareholders' meeting. At this Annual Shareholders' Meeting, two directors will be elected to serve until the next election of the Class I and Class II Directors, for which such Directors shall have been chosen and until such time as their successors shall be elected and qualified. The nominees receiving the greatest number of votes at this Annual Shareholders' Meeting for the two Director positions will be elected. The number of Directors which shall constitute the whole board shall be five, but such number may be altered from time to time by amendment of the By-Laws, provided that such number shall not be less than three nor more than twelve. Presently, four Directors constitute the total number of Directors.

The nominees for election as Class I and Class II Directors at this Annual Shareholders' Meeting are set forth in the table below. This year the Directors decided to change Edward L. Machulak's classification from a Class III Director to a Class I Director. Therefore, Edward L. Machulak is a nominee, and if elected, his term of office as a Class I Director will expire at the Annual Shareholders' Meeting held in 2005. The nominees have consented to serve as Directors, if elected. Unless authority to vote for any Director is withheld in a proxy, it is intended that each proxy will be voted FOR such nominee. In the event that the nominees for Directors should before the Meeting become unable to serve, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, the nominees will be available to serve.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE NOMINEES LISTED
BELOW.
                                                        Class Expiration
Nominees            Age   Position     Director Since   of Term of Office
--------            ---   --------     --------------   -----------------
Edward L. Machulak   76   Director   September 14, 1962   Class I, 2005
                                                              Annual
                                                           Shareholders'
                                                              Meeting
John H. Curry        62   Director   Upon election, he    Class II, 2003
                                     will become a Class      Annual
                                     II Director.          Shareholders'
                                                              Meeting

Class I Director nominee - term expires in 2005

Edward L. Machulak, age 76, has been a Class III Director since September 1962. He presently is a nominee as a Class I Director. Mr. Machulak has served as the President, Director, and Chairman of the Board of Directors of the Company since 1962, Treasurer since 1978, and on March 11, 1991, he was elected as a Member of the Directors' Executive Committee. He has been a member of the Audit Committee since February 9, 1998. He also qualifies as a Director Emeritus. Reference is made to footnote (4) of the Executive Compensation Summary Compensation Table for more information.

He is a Director and the President for each of the Company's subsidiaries: Homespan Realty Co., Inc.; San Luis Estates, Inc.; San Sebastian Gold Mines, Inc.; and Universal Developers, Inc. He was a Director, President and Treasurer of Ecomm Group Inc. until January 31, 1999 when he was elected as Director and Treasurer. On May 17, 2000, he was elected as Director, Secretary and Treasurer of Ecomm Group Inc. He is the authorized representative of the Commerce/Sanseb Joint Venture. He is a Director and Treasurer of Mineral San Sebastian S.A. de C.V. Also, he is involved in various capacities with the following companies: General Lumber & Supply Co., Inc., Director; Edjo, Ltd., Director and Secretary; and Landpak, Inc., Director and Secretary.

Class II Director nominee - term expires in 2003

John H. Curry, age 62, has been nominated by the Directors to become a Class II Director with his term expiring at the Annual Shareholders' Meeting to be held in 2003. Mr. Curry is an economist and was an economic advisor to the U.S. Government during more than 23 years in the Foreign Service working in U.S. Embassies abroad. He has broad financial and management executive skills in the public and private sector with knowledge and experience in dealing with international financial organizations. He has extensive experience with foreign governments, including international economic policy and trade relations, as well as familiarity with energy and mining markets, and has the ability to operate effectively in foreign cultures.

From 1993 to the present, he has been the Assistant Director of Marketing and Chief Economist for Watanabe and Associates, Inc. and related firms CKC and KSK. From 1989 to 1993 he was employed by AmeriSecurities Corp., Continental Sales Company and Latine-Europe Corporation performing securities sales and marketing in Latin America and the Caribbean. From 1968 to 1989 he was employed by the U.S. Department of State - Foreign Service in various capacities, but primarily as an Economic Counselor for the U.S. Embassies in Mexico, Tunisia, Bolivia, Nicaragua, Costa Rica, El Salvador and Portugal. He then retired from the service.

He earned a Master of Arts in Applied Economics from the University of Michigan and a Bachelor of Arts in International Studies from Ohio State University. He also completed graduate courses in economics at the University of Detroit and accounting courses at Wayne State University, as well as many short courses with the Foreign Service Institute, Department of State Washington, D.C. He is fluent in Spanish and has a working knowledge of Portuguese.

DIRECTORS WHOSE TERMS OF OFFICE HAVE NOT EXPIRED

Class II Director - term expires in 2003

Edward A. Machulak, age 50, (son of the Chairman and President) has been a Class II Director since October 28, 1985, and he was elected as a member of the Directors' Executive Committee on March 11, 1991. He was elected as Executive Vice President on October 16, 1992 and as Secretary on January 12, 1987. He was the Assistant Secretary from April 15, 1986 through January 12, 1987. He is also a Director, Vice President and Secretary of:
Homespan Realty Co., Inc. and San Luis Estates, Inc.; and is a Director and Secretary of San Sebastian Gold Mines, Inc. He was a Director and Secretary of Ecomm Group Inc. from 1997 to May 16, 2000. On May 17, 2000 he was elected as a Director and President of Ecomm Group Inc. His business experience is as follows: Director and Corporate Secretary of General Lumber & Supply Co., Inc., a building material wholesale and retail distribution center from April 1, 1970 to November 1983; Director and President of Gamco, Inc., a marketing and advertising company, from November 1983 to present; Director and President of Circular Marketing, Inc., an advertising and marketing business, from March 1986 to present; Director and President of MacPak, Inc., a developer of an Internet City Guide (miy.com), since September 26, 1996 to present; Director and President of Edjo, Ltd., a company involved in the development, subdividing and sale of land and real estate from June 7, 1973 to present; Director and President of Landpak, Inc., a corporation which owns, operates, manages and sells real estate from September 1985 to present; and he was involved in other corporate real estate ventures and business activities since 1976. He also qualifies as a Director Emeritus. Reference is made to footnote (4) of the Executive Compensation Summary Compensation Table for more information.

Class III Director - term expires in 2004

Sidney Sodos, age 64, has been a Class III Director since February 9, 1998. He has been a Member of the Audit Committee since February 9, 1998. Mr. Sodos is the senior member of the law firm of Sodos & Kafkas, S.C. He is licensed and has practiced law in the federal and state courts in the State of Wisconsin for a period of more than 35 years. He specializes in corporate litigation and media law. He was the Executive Director of the American Federation of Television and Radio Artists in the States of Wisconsin and Illinois (1974-1981).
He served as a member of the North Shore East Water Trust, a division of a local municipality. He also was a moderator of a radio program (WTMJ Milwaukee, Wisconsin) "The Law and Sometimes Justice."

COMMITTEES AND MEETINGS

The Board of Directors has an Audit Committee and an Executive Committee. It does not have a Compensation, Nominating, or a Corporate Governance Committee as the Board of Directors in its entirety or the Executive Committee act on those matters.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Audit Committee, Executive Committee, and the performance graph shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors which was formed on February 9, 1998, currently consists of three members:
Messrs. Edward L. Machulak, Sidney Sodos (independent Director) and Clayton H. Tebo (independent Director). Mr. Tebo is retiring as a Director this year upon the expiration of his term. The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to auditing performance and practices, risk management, financial and credit risks, accounting policies, tax matters, financial reporting and financial disclosure practices of the Company. The Committee reviews the selection of the Company's independent accountant, the scope of the annual audit, the nature of non-audit services, the fees to be paid to the independent accountant, the performance of the Company's independent accountant, the accounting practices of the Company, and all matters related. It meets before or after the regular quarterly meetings and before or after the annual Directors' meeting. There is no additional compensation paid for being a member of the Audit Committee.

AUDIT COMMITTEE REPORT

To the Board of Directors

We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended March 31, 2002.

We have discussed with the independent auditor, Bruce Michael Redlin, CPA, LLC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the letter from Bruce Michael Redlin, CPA, LLC required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors' independence. All fees billed by Bruce Michael Redlin, CPA, LLC for non-audit services are compatible with maintaining the principal accountant's independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

May 13, 2002   Edward L. Machulak (Chairman) Sidney Sodos Clayton H. Tebo

EXECUTIVE COMMITTEE

The Executive Committee of the Board of Directors currently consists of Messrs. Edward L. Machulak and Edward A. Machulak (son of the President). The Executive Committee was formulated to provide the authority to act on behalf of the Directors during such time when the Directors are not in session; two Directors are elected to this committee. The Executive Committee provides additional resources to assist management in making strategic decisions and consults with management on technical, tactical, organizational and administrative matters, acquisitions and dispositions, exploration targets, mergers and policies regarding the long-term growth of the Company. The fee paid to a Director of the Executive Committee, (except the President), is $400 for each meeting attended.

OTHER COMMITTEES

In lieu of having a nominating and corporate governance committee, all of the Directors have the responsibility for the development of governing guidelines and practices for the effective operation of the Board in fulfilling its responsibilities; and to nominate prospective directors for the Company's Board of Directors and Board Committee membership. The Directors will consider nominees recommended by shareholders. If a shareholder wishes to recommend a nominee for the Board of Directors, the shareholder should write to the Corporate Secretary of the Company, and specify the name, qualifications of such nominee for membership on the Board of Directors, and provide a detailed resume. All such recommendations will be brought to the attention of the Directors.

DIRECTORS ATTENDANCE AND FEES

During the Company's fiscal year ended March 31, 2002, the Board of Directors met four times at regularly scheduled meetings and once at the Annual Directors' meeting. The Audit Committee met four times before or after the regularly scheduled Directors' meetings and once before the Annual Directors' Meeting. The Executive Committee met each month, except when the quarterly Directors' meetings were held, for a total of eight meetings. All of the Directors holding office, attended 100% of each of the meetings.

The Director's fees of $1,200 for each meeting held (excluding the President) are based on a minimum of four quarterly scheduled meetings held in February, May, August and November of each year. These fees, together with travel and out-of-pocket expenses, if any, are payable quarterly on the date of each quarterly scheduled meeting or if no quarterly meeting is held then such fees are payable on the second Monday of said month that the meeting was to be held. On January 1, 1981, the Directors unanimously agreed by resolution that cash payment of Directors' fees will be deferred until such time as the Company has adequate annual operating profits and a cash flow to make such payments. This resolution was reconfirmed on October 16, 1992. On September 16, 1994, at the Annual Directors' Meeting, the Directors unanimously adopted a resolution that in lieu of cash payment of Directors' fees, which are subject to the Company realizing a profit, and adequate cash flow, the Directors have an option to exchange the amount due to them for the Company's common shares on or before the close of each fiscal year based on a formula determined by the Directors. The Directors, in order to have a vested interest in the Company, are encouraged to own the Company's common shares. The Directors, at a regularly scheduled Directors' meeting held on February 11, 2002, established the conversion price for these and other common shares to be issued to be based on the average closing bid price of the shares traded during a period of time beginning on December 1, 2001 through February 11, 2002, but not less than the par value of $0.10 per share. The average closing price was $.09 a share. The par value of $0.10 per share was used in determining the number of shares issued for employee bonuses, consultants, and services rendered through March 31, 2002. During March 2002, all of the Directors and Officers exercised their rights to convert the $27,800 due to them for Director fees and Officer compensation for 278,000 of the Company's common shares.

                     EXECUTIVE COMPENSATION

                    SUMMARY COMPENSATION TABLE

The following table discloses compensation for the three fiscal years ended March 31, earned, but not received (accrued) by the Company's Chief Executive Officer; there was no other Company Executive Officer that was paid a salary in excess of $100,000 during this fiscal year:

                                                             All Other
   Name and               Annual Compensation (1)          Compensation
Principal Position   Year         Salary            Bonus   (1)(2)(3)&(4)
------------------   ---- -----------------------   -----   -------------
Edward L. Machulak   2002   $165,000 (None Paid-              Includes
(Chairman,                  All Accrued)           (1)&(2)  Vacation Pay
President,           2001   $165,000 (None Paid-             Accumulated
Chief Executive             All Accrued)           (1)&(2)   Vacation Pay
Officer              2000   $165,000 (None Paid-
and Treasurer)              All Accrued)           (1)&(2)      None

(1) The total salaries and vacation pay payable to Edward L. Machulak over a 21-year period amounted to $2,457,765 and were accrued since April 1, 1981: 11 years at $5,645 monthly, four and one-half years at $9,562.50 monthly, and five and one-half years at $13,750 monthly. In addition, on October 20, 2000, the Directors unanimously adopted a resolution to compensate him for vacation pay at the rate of one month for each year of service, beginning on April 1, 1981, which amounts to 21 years at $13,750 or $288,750, which is to be accrued and added to the unpaid salaries. The accrual of salaries is at the request of the Company to assist the Company with its cash preservation. The salaries do not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten percent of the total amount of accrued annual salary and bonus owed to him.

(2) On February 16, 1987, by a Consent Resolution of all of the Directors, Edward L. Machulak, the President, was awarded as a bonus compensation the following: For a period of twenty (20) years, commencing the first day of the month following the month in which the Company begins to produce gold on a full production basis from its El Salvadoran gold mining operations, the Company will pay annually to the President two percent (2%) of the pre-tax profits earned from these operations.

(3) On March 11, 1991, the Directors decided that it would be in the best interest of the Company to reactivate its Executive Committee with authority to act on behalf of the Directors during such time when the Directors are not in session; two members were elected to this committee. The Executive Committee meets each month or more often when a regular Directors' meeting is not held. The members of the Executive Committee (excluding the President of the Company, who is a Director and a member of the committee) receive a $400 compensation fee for each meeting attended. During this fiscal year, a total of eight executive meetings were held and all were 100% attended. On February 9, 1998, the Directors formed an Audit Committee which meets before or after each quarterly Directors' meeting and before or after the annual Directors' meeting, providing there is business to be conducted, at no additional compensation. During the fiscal period ended March 31, 2002, five audit committee meetings were held and all were 100% attended.

(4) Members of the Board of Directors who were Directors as of December 5, 1979, and Directors thereafter who have been Directors for a period of 15 years or more and do not stand for re-election shall become Directors Emeriti.
     Such Directors are entitled to receive notice of all Board meetings, to attend such meetings, and to receive Directors' fees regardless of attendance at any meeting, at a fee of not less than that provided prior to becoming a Director Emeritus. An individual serving solely as a Director Emeritus is not entitled to vote on any matter before the Board nor to be counted as a member of the Board for the purpose of determining a quorum. At present, there are two Directors who qualify as Director Emeriti, but since they hold a directorship, they are not eligible for the benefits.

There have never been any arrangements or understandings between any Director and any other person pursuant to which any Director was selected as a Director, except the understanding between the Directors and Edward L. Machulak, President of the Company, as explained under the captions, "Chief Executive Officer" and "Employment Agreements" on page 9 of this proxy statement.

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
             AND FISCAL YEAR-END OPTION/SAR VALUES

There were no Options/SAR benefits provided to any Director, Officer or employee for compensation during this fiscal period.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by all of the Directors; presently Edward L. Machulak, Edward A. Machulak, Sidney Sodos and Clayton H. Tebo. During the fiscal year ended March 31, 2002, the Directors have considered many factors such as business performance, cash preservation, Company goals, and any other components necessary to arrive at a just compensation for the Company's Officers. They also considered the needs of attracting, developing, rewarding and retaining highly qualified and productive individuals by providing them with attractive compensation awards. The Directors want to ensure compensation levels that are externally competitive and internally equitable, therefore, the Directors agreed to provide an encouraging executive stock ownership program to enhance a mutuality of interest with other shareholders. The Directors are committed to a strong, positive link between the Company's achievement of its goals, taking into consideration its financial condition, compensation and benefit plans.

BASE SALARY

The Directors review each Officer's salary annually. In determining appropriate salary levels, they consider the level and scope of responsibility, experience, Company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. By design, they strive to set executives' salaries at competitive market levels.

They believe maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

ANNUAL INCENTIVES

Annual incentive awards are made to executives and managers to recognize and reward corporate and individual performance. The Directors' plan provides an incentive fund. A portion of the available bonus is reserved for discretionary performance awards by the Company's President for other employees whose efforts and performance are judged to be exceptional. Due to the Company's preservation of cash and because the Company has limited revenues and it is not in gold production, the cash incentives have been deferred, or are payable by the issuance of the Company's common shares.

The amount individual executives may earn is directly dependent upon the individual's position, responsibility, and ability to impact the Company's financial success. External market data is reviewed periodically to determine competitive incentive opportunities for individual executives.

EQUITY-BASED COMPENSATION NON-STATUTORY STOCK OPTION ("NSO")
AND STOCK APPRECIATION RIGHTS ("SAR") PLANS

The purpose of these plans is to provide additional incentives to employees to work to maximize shareholder value. The NSO and SAR plans generally utilize a vesting period to encourage key employees to continue in the employ of the Company. The Directors are charged with the responsibility of administering and granting non-statutory stock options and stock appreciation rights. Due to the Company not being in gold production and having indeterminable profits, no NSOs or SARs have ever been granted, but it is intended to provide these benefits at such time in the future as determined by the Directors.

SERVICES AND CONSULTING COMPENSATION PLAN COVERED UNDER S.E.C.
FORM S-8 REGISTRATIONS

On January 26, 2000, the Company filed its third Securities and Exchange Commission Form S-8 Registration Statement No. 333-95397 under the Securities Act of 1933, and it registered 1,000,000 of the Company's $0.10 par value common shares for the purpose of distributing shares pursuant to the guidelines of the Company's Services and Consulting Compensation Plan. From the 1,000,000 common shares registered, 800,376 common shares were issued during the fiscal year ended March 31, 2001. The balance of 199,624 common shares were issued during the fiscal year ended March 31, 2002 as follows: consulting services, 46,000; Commerce Group Corp. Employee Benefit Account, 153,624. All of the shares under this registration were issued.

On May 25, 2001, the Company filed its fourth Securities and Exchange Commission Form S-8 Registration Statement No. 333-61650 under the Securities Act of 1933, and it registered 1,500,000 of the Company's $0.10 par value common shares for the purpose of distributing shares pursuant to the plan contained in such registration. The 858,376 common shares issued during the fiscal year ended March 31, 2002 are as follows: Director fees, 218,000; due to Officers, 60,000; employee bonuses, 154,000; consulting services, 80,000; and Commerce Group Corp. Employee Benefit Account 346,376, leaving a balance of 641,624 unissued common shares.

CHIEF EXECUTIVE OFFICER

In order to induce the President of the Company, Mr. Edward L. Machulak, to continue using his best efforts to place the San Sebastian Gold Mine into production, to have the Company acquire any other Director-approved business, or to successfully merge the Company into another business entity, the Directors have assured him that he will be adequately compensated for his time, effort and achievements. This additional recompense is to make certain that the Company's goal to produce gold is realized and/or that another business will be established. The Directors believe that maximum performance will be achieved due to the assurance of these continuous promises. They also recognize that the price of gold prior to January 2002 was low and that the U.S. economy was in a state of depression and under terrorist attack. The fact that there is more interest in gold make the prospects of achieving a loan or business arrangement more positive.

In view of the fact that the President of the Company has not received any cash payment for salaries for more than 21 years and that the value of the amount due to him has deteriorated due to inflation and other factors, the Directors have agreed to justly take these conditions into consideration at such time when the Company will be in a position to make a cash or any other mutually satisfactory payment arrangement.

The Directors believe that the Company's President is achieving the Company's objective considering that the funding arrangements for the mining operations continue to be problematic. The interest in funding has been greatly enhanced since the price of gold has increased dramatically.

EMPLOYMENT AGREEMENTS

With the exception of the disclosure made herein relative to Mr. Edward L. Machulak's (President) bonus compensation, and because the Directors have agreed that he will be adequately compensated, he has no separate employment agreements, but he has a general understanding of the incentive compensation to be provided to him. There are no formal termination or severance arrangements.

                      PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference to any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Media General Financial Services of Richmond, Virginia prepared the Company's Performance Graph. With the premise that $100 had been invested on March 31, 1997, by the purchase of the Company's shares, it then compares the Company's performance through March 31, 2002, against two measurements: the NASDAQ Market Index (used as the Broad Market Index) and the Peer Group Index (Industry SIC Code Index 1041--Gold Ores or 1997 NAICS - 212221). Comparisons are made using two peer groups. The peer group used last year is referred to as the "Old Peer Group" and the peer group used this year is referred to as the "New Peer Group." One of the mining companies in the Old Peer Group was eliminated from the New Peer Group because it has a much larger operation than the Company does and would be an unfair comparison. The New Peer Group was also expanded to include additional mining companies. The Company's shares were halted from trading on Nasdaq from January 29, 1999 through March 31, 1999 , and then were delisted on March 31, 1999. Trading then took place on the pink sheets and beginning on May 5, 1999 on the Over the Counter Bulletin Board (OTCBB). The graph also assumes the reinvestment of dividends, if any, for each measurement period; there were none. The information shown on the chart below is historical, does not reflect the value of the gold ore reserves, and it is not indicative of the Company's future performance.

    COMPARISON OF A 5-YEAR CUMULATIVE TOTAL RETURN AMONG
COMMERCE GROUP CORP., PEER GROUP INDEX AND NASDAQ MARKET INDEX

[The chart/graph could not be converted into ASCII. The data used to make the chart/graph is listed below.]

             Assumes $100 invested on March 31, 1997
             Assumes dividend reinvested (none issued)
                     Fiscal year ending 3/31/02


                  COMPARISON OF CUMULATIVE TOTAL RETURN
         OF THE COMPANY, PEER GROUP INDEX AND NASDAQ MARKET INDEX
--------------------------------FISCAL YEAR ENDING MARCH 31--------------

COMPANY                 1997    1998  01/29/1999   2000    2001    2002
-------                 ----    ----  ----------   ----    ----    ----
COMMERCE GROUP CORP.  100.00   44.12     79.41    17.65    3.29    3.76
OLD PEER GROUP INDEX  100.00   57.25     23.93    21.27   18.93   39.64
NEW PEER GROUP INDEX  100.00   47.10     18.33    15.15    6.86   11.57
NASDAQ MARKET INDEX   100.00  151.12    197.49   363.67  149.68  151.55

The Broad Market Index chosen was the NASDAQ Market Index.  Source:
Media General Financial Services, P.O. Box 85333, Richmond, VA 23293, Telephone 1-800-446-7922, Fax 1-804-649-6826.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company's past revenues have been insufficient to meet its financial obligations when they became due. Various transactions with management on an individual basis and with the affiliates were entered into by the Company in order to utilize assets whenever possible, other than cash to meet its or its affiliates' obligations when due. This practice preserved the Company's cash resources for use in meeting its other liabilities. These disclosures are updated herein as follows:

(1)  EDWARD L. MACHULAK TRANSACTIONS (PRESIDENT OF THE COMPANY)

With the consent and approval of the Directors, the President of the Company, as an individual and not as a Director or Officer of the Company, entered into the following financial transactions with the Company, the status of which is reflected as of March 31, 2002:

The Company, in an attempt to preserve cash, had prevailed on its President to accrue his salary for the past 21 years: 11 years at $67,740 annually ($745,140); four and one-half years at $114,750 annually ($516,375); and five and one-half years at $165,000 annually ($907,500) for a total of $2,169,015. In addition, on October 20, 2000, the Directors unanimously adopted a resolution to compensate him for vacation pay at the rate of one month for each year of service, beginning on April 1, 1981, which amounts to 21 years at $13,750 or $288,750, which is to be accrued and added to the unpaid salaries, for a total of $2,457,765 due to him.

The amount of funds which the Company has borrowed from its President from time to time, together with accrued interest, amounts to $4,643,856. To evidence this debt, the Company, with the Directors' approval, had issued its President open-ended, secured, on-demand promissory note(s), with interest payable monthly at the prime rate plus 2%, but not less than 16% per annum.

In order to satisfy the Company's cash requirements from time to time, the Company's President has sold or pledged as collateral for loans, shares of the Company's common stock owned by him. In order to compensate its President for selling or pledging his shares on behalf of the Company, the Company has made a practice of issuing him the number of restricted shares of common stock equivalent to the number of shares sold or pledged, plus an additional number of shares equivalent to the amount of accrued interest calculated at the prime rate plus 3% per annum and payable monthly. The Company received all of the net cash proceeds from the sale or from the pledge of these shares. The Company did not borrow any common shares during this fiscal year. It may owe additional common shares for such shares loaned or pledged by him for collateral purposes to others for the benefit of the Company, all in accordance with the terms and conditions of Director-approved, open-ended loan agreements dated June 20, 1988, October 14, 1988, May 17, 1989, and April 1, 1990.

On February 16, 1987, the Company granted its President, by unanimous consent of the Board of Directors, compensation in the form of a bonus in the amount of 2% of the pre-tax profits realized by the Company from its gold mining operations in El Salvador, payable annually over a period of 20 years commencing on the first day of the month following the month in which gold production commences on a full production basis.

PRESIDENT'S OWNERSHIP OF MINERAL SAN SEBASTIAN S.A. DE C.V.
(MISANSE) COMMON SHARES

Prior proxy statements have detailed the circumstances in which, with Directors' approval, the President has acquired on December 10, 1993, the ownership of 203 Misanse common shares. In addition, as of June 1995, he personally, for his own account, purchased an additional 264 Misanse common shares from a Misanse shareholder in an arms-length transaction. There are a total of 2,600 Misanse shares issued and outstanding. The Company has agreed in connection with the issuance of the mining concession from the Government of El Salvador not to exceed its 52% Misanse stock ownership, therefore, the Company could not acquire the shares he purchased.

COLLATERAL PLEDGED TO SECURE THE PROMISSORY NOTES

The following collateral is held by Edward L. Machulak: (1) 2,002,037 shares of the Sanseb $0.10 par value common stock;
(2) 1,346 Mineral San Sebastian, S.A. de C.V. common shares, 100 colones par value; (3) 300 Homespan Realty Co., Inc. no par value common shares; (4) 1,800 Universal Developers, Inc. no par value common shares; (5) one voting membership certificate of San Luis Valley Irrigation Well Owners, Inc.; (6) certificate no. 312 consisting of .001447 units of Augmentation Plan Number One of San Luis Valley Irrigation Well Owners, Inc.; (7) 100 Ecomm Group Inc., $0.10 par value common shares;
(8) assignment with others, the concession granted to Misanse which was assigned by Misanse to the Joint Venture; (9) all of its current investment holdings; (10) all other miscellaneous assets owned by the Company filed under the Uniform Commercial Code requirements, and all other assets owned by the Joint Venture and/or its subsidiaries, including the gold ore reserves; (11) the assignment and pledge with others all rights, titles, claims, remedies, and interest held by the Commerce/Sanseb Joint Venture which was formed on September 22, 1987; and (12) the cross-pledge collateral rights.

(2)  EDWARD L. MACHULAK ROLLOVER INDIVIDUAL RETIREMENT ACCOUNT
(ELM RIRA)

As of March 31, 2002, the Company had borrowed an aggregate of $703,647, including accrued interest, from the Company's President's ELM RIRA. These loans are evidenced by the Company's open-ended, secured, on-demand promissory note, with interest payable monthly at the prime rate plus 4% per annum, but not less than 16% per annum.

On August 14, 2000, in order to reduce debt, the Directors authorized the Officers of the Company to negotiate the sale of its non-income producing asset (all of the precious stones and jewelry) to the ELM RIRA at the Company's book value of $172,100. This transaction reduced the amount due to the ELM RIRA.

The following collateral is held by the ELM RIRA:  (1)
assignment with others, the concession granted to Misanse which was assigned by Misanse to the Joint Venture; (2) the assignment and pledge of all the rights, titles, claims, remedies, and interest held by the Commerce/Sanseb Joint
Venture which was formed on September 22, 1987; including the gold ore reserves; and (3) the cross-pledge collateral rights.

(3)  GENERAL LUMBER & SUPPLY CO., INC. ("GENERAL LUMBER" OR
"GLSCO")

Also, with the consent and approval of the Directors, a company in which the President has a 55% ownership (General Lumber), entered into the following agreements, and the status is reflected as of March 31, 2002:

General Lumber has been issued an open-ended, secured,
on-demand promissory note by the Company which amounts to
$1,098,193.   The annual interest rate is 4% plus the prime
rate, but not less than 16%, and it is payable monthly.

The Company leases approximately 4,032 square feet on a month-to-month basis for its corporate headquarters office; the monthly rental charge is $2,789, and the annual amount charged for the past three fiscal years is as follows: 2002, $33,468;
2001, $33,468; and 2000, $33,468.

General Lumber provides consulting, administrative services, use of data processing equipment, use of its vehicles and other property as required from time to time by the Company. Total charges for these services were as follows: 2002, $7,200; 2001, $7,200; and 2000, $7,320.

In lieu of cash payments for the office space rental and for the consulting, administrative services, etc., these amounts due are added each month to General Lumber's open-ended, secured, on-demand promissory note issued by the Company.

On August 14, 2000, the Directors, in order to reduce corporate debt, authorized the Officers of the Company to negotiate the sale of its low-income producing asset, the Standing Rock Campground (SRC), to GLSCO in exchange for a reduction of $1,249,050 of the debt owed to GLSCO. The agreement has a condition that if SRC were sold by GLSCO to an unrelated third party during a period of one year for a sum exceeding GLSCO's purchase price, the difference, after taking into account all selling expenses, would be applied to reduce the balance of GLSCO's promissory note. In the event the selling price to a third party would be less than GLSCO's purchase price, then an addition would be made to the existing balance of GLSCO's promissory note. Also, adjustments would be made for the interest due to GLSCO during this period of time. This transaction was consummated during the fiscal year ended March 31, 2001.

In addition, General Lumber does use its credit facilities from time to time to purchase items needed for the Joint
Venture's mining needs.

The collateral specifically pledged to General Lumber securing the promissory note(s) is as follows: (1) 48,645 San Luis Estates, Inc. common shares, $0.50 par value; (2) an interest with the President of the Company in an assignment and pledge of all of the corporate assets and on all of its subsidiaries' assets which has been filed under the Uniform Commercial Code requirements; (3) assignment with others, the concession granted to Misanse which was assigned by Misanse to the Joint Venture; (4) the assignment and pledge with others of all rights, titles, claims, remedies, and interest, including the gold ore reserves held by the Commerce/Sanseb Joint Venture which was formed on September 22, 1987; and (5) the cross-pledge collateral rights.

The Company purchased merchandise that it required from time to time from General Lumber during its fiscal year ended March 31, 2002, on behalf of itself and its Joint Venture. These purchases are believed to have been at a price and at terms equal to or better than generally offered to other unrelated parties.

During June 2001, the Officers negotiated a Director-approved transaction to accredited investors consisting of the sale of a unit of one share of its restricted common shares at a price of $.15 a share and a two-year option to purchase a restricted common share at a price of $.25 a share. After concluding such third-party, arms-length negotiations, General Lumber participated by purchasing 250,000 restricted common shares at a price of $.15 each and it received 250,000 two-year options to purchase restricted common shares at a price of $.25 each. The payment for these units was made by a partial reduction of a promissory note due to General Lumber issued by the Company.

On May 13, 2002, the Directors unanimously approved the partial reduction of debt in a sum of $62,200 due to GLSCO in exchange for the sale of the Company's 62,000 restricted common shares, $.10 par value, to GLSCO at a price of the average bid price sixty days preceding the sale, but not less than the $.10 par value. The par value price prevailed.

(4)  SYLVIA MACHULAK ROLLOVER INDIVIDUAL RETIREMENT ACCOUNT (SM
RIRA)

As of March 31, 2002, the SM RIRA has the Company's open-ended, secured, on-demand promissory note in the sum of $366,289 which bears interest at an annual rate of prime plus three percent, but not less than 16% and the interest is payable monthly.

The SM RIRA has as collateral the following: (1) 48,645 San Luis Estates, Inc. common shares, $0.50 par value; (2) assignment with others, the concession granted to Misanse which was assigned by Misanse to the Joint Venture; (3) assignment and pledge of all the rights, titles, claims, remedies, interest, and the gold ore reserves held by the Commerce/Sanseb Joint Venture which was formed on September 22, 1987; and (4) the cross-pledge collateral rights.

On a personal basis, the President's wife has performed consulting services for which payment has not been made since October 1, 1994. On September 16, 1994 the Directors adopted a resolution to establish her compensation as a consultant to be $2,800 per month to be continued until such time that her consulting and advisory services are terminated. On October 20, 2000, the Directors, pursuant to a resolution, agreed to record the liability to SM by recognizing that she was not compensated from October 1, 1994 through September 30, 2000. Therefore, an amount equalling 72 months multiplied by $2,800 was recorded on the Company's financial statements as an accrual. Beginning with October 1, 2000, her monthly consulting fees were increased to $3,000 a month. The total amount due to her as of March 31, 2002 is $255,600.

(5)  CROSS-PLEDGE COLLATERAL AGREEMENT

The President, Edward L. Machulak, as an individual and not as a Director or Officer of the Company, the ELM RIRA, General Lumber, the SM RIRA, and SM, individually are entitled to specific collateral that has been pledged to them by the Company, its subsidiaries, affiliates, and the Joint Venture. Upon default by the Company, or its subsidiaries, affiliates, or the Joint Venture, Edward L. Machulak, the ELM RIRA, General Lumber, the SM RIRA, and SM, have the first right to the proceeds from the specific collateral pledged to each of them. The Company, its subsidiaries, its affiliates, and the Joint Venture also have cross-pledged the collateral without diminishing the rights of the specific collateral pledged to each of the following: Edward L. Machulak, the ELM RIRA, General Lumber, the SM RIRA, and SM. The purpose and the intent of the cross-pledge of collateral is to assure Edward L. Machulak, the ELM RIRA, General Lumber, the SM RIRA, and SM, that each of them would be paid i n full; and any excess collateral that would be available is for the purpose of satisfying any debts and obligations due to each of the named parties. The formula to be used (after deducting the payments made from the specific collateral) is to total all of the debts due to Edward L. Machulak, the ELM RIRA, General Lumber, the SM RIRA, and SM, and then to divide the total debt into each individual debt to establish each individual percentage of the outstanding debt due. This percentage then will be multiplied by the total of the excess collateral to determine the amount of proceeds derived from the excess collateral due to each of them.

(6)  CANCELLATION OF THE INTER-COMPANY DEBTS UPON DEFAULT

Since part of the collateral pledged to Edward L. Machulak, the ELM RIRA, General Lumber, the SM RIRA, and SM is the common stock of Homespan Realty Co., Inc., Ecomm Group Inc., San Sebastian Gold Mines, Inc., San Luis Estates, Inc.; Mineral San Sebastian, S.A. de C.V., Universal Developers, Inc., and one hundred percent of the Company's interest in the Commerce/Sanseb Joint Venture, the Company agreed, upon default of the payment of principal or interest to any of the lenders mentioned herein, that it will cancel any inter-company debts owed to the Company by any of its wholly-owned subsidiaries or affiliates at such time as any of the stock or Joint Venture ownership is transferred as a result of default of any promissory note.

(7)  GUARANTORS

The agreement among the lenders further confirms that the Company and all of the following are guarantors of loans made to each of the lenders: Commerce/Sanseb Joint Venture; Homespan Realty Co., Inc.; Ecomm Group Inc., San Luis Estates, Inc.; San Sebastian Gold Mines, Inc.; and Universal Developers, Inc.
They jointly and severally guaranteed payment of the note(s) that they caused to be issued and also agreed that these note(s) may be accelerated in accordance with the provisions contained in the agreement and/or any collateral or mortgage/deeds of trust securing these notes. Also, the Company and all of its subsidiaries and affiliates, including the Commerce/Sanseb Joint Venture, agreed to the cross-pledge of the collateral for the benefit of Edward L. Machulak, the ELM RIRA, General Lumber, the SM RIRA, and SM.

(8)  DIRECTORS' AND OFFICERS' TRANSACTIONS

The Directors, by their agreement, have deferred cash payment of their Director fees beginning on January 1, 1981, until such time as the Company's operations are profitable, and there is a cash flow. In the past, Directors were allowed to apply the payment for fees earned by them in exchange for the Company's common shares. Said pricing of shares varied and was dependent partially on the market value of the tradable common shares. Beginning with October 1, 1996, the Director fees are $1,200 for each quarterly meeting and $400 for the attendance of any other Directors' meeting. The Executive Director fees beginning on October 1, 1996, were fixed at $400 a meeting.
The Director/President of the Company does not receive any Director fees.

During March 2002, the Directors/Officers exercised their rights to purchase 278,000 common shares, par value $0.10, at a
price of $0.10 per share.   On February 11, 2002, at a
regularly scheduled Directors' meeting, the Directors adopted a resolution to use the average close price of the Company's common shares during a period from December 1, 2001 through February 11, 2002 as a value for the common shares to be issued, but not less than the $0.10 par value. The average closing price was $.09 per share. During March 2002, the Directors and Officers exercised their rights to convert the $27,800 due to them for Director fees and Officer compensation for 278,000 of the Company's non-restricted common shares.

(9)  MACHULAK, ROBERTSON & O'DESS, S.C. ("LAW FIRM")

The Law Firm which represents the Company in which a son of the President is a principal is owed as of March 31, 2002, the sum of $314,804 for 1,908 hours of legal services rendered from July 1980 through March 31, 2002. The amount due is based on the present current hourly rate charged by the Law Firm to the Company. By agreement, these fees are to be adjusted to commensurate with the hourly fees charged by the Law Firm on the date of payment of this obligation.

(10)  RELATED PARTY LOAN

The Company issued to the son of the President and his wife an open-ended, on-demand promissory note in which the sum of $111,889 is due as of March 31, 2002; it bears interest at an annual rate of 16% payable monthly.

(11)  CONFIRMATION AGREEMENTS

The Company, as of the end of each fiscal year, enters into confirmation agreements with Edward L. Machulak as an individual, the Edward L. Machulak Rollover Individual Retirement Account, General Lumber & Supply Co., Inc., and Sylvia Machulak as an individual and for her Rollover Individual Retirement Account, to acknowledge the amount due, the collateral pledged, and other pertinent facts and understandings of the agreement. These agreements are filed annually as exhibits to the U.S. Securities and Exchange Commission Form 10-K.

(12)  INTERCOMPANY TRANSACTIONS AND OTHER TRANSACTIONS

(a) In addition to the transactions between the Company and General Lumber, and certain individuals who also are Directors and Officers of the Company and between the Company and its Officers, Directors and affiliates, the Company has had transactions with its subsidiaries, San Luis Estates, Inc., Universal Developers, Inc., Homespan Realty Co., Inc., Ecomm Group Inc., San Sebastian Gold Mines, Inc., Mineral San Sebastian S.A. de C.V., and substantial transactions with the Commerce/Sanseb Joint Venture.

(b) The Company formerly advanced funds, allocated and charged its expenses to the Joint Venture. The Joint Venture in turn capitalized all of these advances, allocations and expenses.

     The Company changed its consolidation policy as of April 1, 1998 to include the assets, liabilities, equity and the income and expenses of its Joint Venture rather than show it as an investment on the balance sheets. The consolidated balance sheets for March 31, 2002 and 2001 and the consolidated statements of changes in shareholders' equity, consolidated statements of cash flows and consolidated statements of operations for the years ended March 31, 2002, 2001 and 2000 reflect the restated financial statements. Reference is made to the Company's financial statements for a detailed explanation.

(c) The Company has adopted a policy to maintain a separate accounting of the amount due to it from Sanseb and the Joint Venture. This independent accounting will be maintained by the Company to reflect its investment and the amount due to it. This record will become the official document for future Joint Venture cash distributions. All of the advances and interest earned will be paid to the Company before the distribution of any of the Joint Venture's profits or cash flow.

     The Company maintains a separate accounting for the funds or credits advanced to the Joint Venture and for the interest charged which is at the prime rate quoted on the first business day of each month plus four percent and said interest is payable monthly. These advances, together with interest, are to be paid to the Company prior to the distribution of any of the Joint Venture profits.

COMPANY NET ADVANCES TO THE JOINT VENTURE
-----------------------------------------

                                  Total           Interest
                                 Advances          Charges
                                 --------         --------
Balance March 31, 2001          $32,519,136      $16,973,241
 Advances during fiscal
  year ended March 31, 2002       4,210,787        3,475,048
                                -----------      -----------
 Total Company's net advances    36,729,923       20,448,289
 Advances by three of the
  Company's subsidiaries            590,265                0
                                -----------      -----------
 Total net advances as of
  March 31, 2002                $37,320,188      $20,448,289
                                ===========      ===========

(d)  TRANSACTIONS WITH PENSION OR SIMILAR PLANS

During December 1983, the Company's Board of Directors authorized the Company to establish a Cash or Deferred Profit Sharing Plan and Trust to meet the requirements for a qualified employee benefit plan as set forth in Section 401 et seq of the 1954 Internal Revenue Code, Section 401(k) and further authorized that, in lieu of cash, certain assets could be placed in this plan for those who qualify. Since all of the Company's assets are pledged as collateral in connection with outstanding loans, and because of the Company's limited cash position, this plan was not effected, however it is intended to effectuate the plan as soon as it is able to fund it or make other amenable arrangements.

(e)  TRANSACTIONS WITH PROMOTERS

The Company has entered into consulting agreements with finders of funds. These finders may be deemed to be promoters.

(f)  TERMINATION OF EMPLOYMENT--NONE

(g)  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules require that directors, executive officers and beneficial owners of 10% or more of any class of equity securities report to the Securities and Exchange Commission changes in their beneficial ownership of the Company's shares and that any late filings be disclosed.

The Company believes that each Director and/or Officer has not intentionally been remiss in filing Securities and Exchange Commission Forms 3, 4, or 5 and amendments thereto on a timely basis during the fiscal year ended March 31, 2002. Therefore, the Company believes that there has been compliance with all
Section 16(a) filing requirements.

PROPOSAL NO. 2--RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC
ACCOUNTANT

The Board of Directors and the Audit Committee selected Bruce Michael Redlin, CPA, LLC, as the Company's independent public accountant for the fiscal year ended March 31, 2003. Shareholders will be asked to ratify the selection of Bruce Michael Redlin, CPA, LLC at the Annual Meeting. Ratification will require the favorable vote of the holders of a majority of the common stock represented and voting at the Meeting. Although ratification of the accountant by the shareholders is not legally required, the Company's Board of Directors believes such ratification to be in the best interest of the Company.
If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors. Bruce Michael Redlin, CPA, LLC was the Company's independent public accountant for the fiscal year ended March 31, 2002. Bruce Michael Redlin, CPA, LLC has been conducting audits for the Company beginning with the year ended March 31, 1982. He is expected to attend the Annual Meeting with the opportunity to make a statement if he desires or is required to do so and he, or a representative, will be available at that time to respond to appropriate questions. The Directors recommend that the shareholders vote FOR such ratification. Proxies solicited by the Directors will be so voted unless shareholders specify in their proxies a contrary choice.

      SHAREHOLDERS' PROPOSAL FOR NEXT ANNUAL MEETING

Any proposal of a shareholder intended to be presented at the next annual meeting of shareholders, expected to be held on October 17, 2003 must be received at the office of the Secretary of the Company by March 10, 2003, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                       ANNUAL REPORT

The Company's fiscal year ended March 31, 2002 Annual Report to
Shareholders is being mailed to shareholders concurrently herewith, but such report is not incorporated in this Proxy
Statement and is not deemed to be a part of this proxy solicitation material.

On or about May 28, 2002, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which, except for exhibits, are included in the Annual Report to Shareholders. A copy of the exhibits will be furnished to shareholders without charge upon written request to: Investor Relations, Commerce Group Corp., 6001 North 91st Street, Milwaukee, Wisconsin 53225. Also, all reports filed with the U.S. Securities & Exchange Commission can be obtained from the following website:
http://www.sec.gov/cgi-bin/srch-edgar?0000109757.

                   EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. In addition to use of the mails, certain officers, directors and employees of the Company, without receiving additional compensation, may solicit proxies personally by telephone, e-mail, or facsimile. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

                        OTHER MATTERS

Management knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment, and in accordance with the recommendations of the Board of Directors. The above Notice, Proxy Statement and Form of Proxy are sent by Order of the Board of Directors. The Directors urge you to attend this Meeting and if you are not able to attend, please submit your proxy. Your interest and cooperation are greatly appreciated.


                                   /s/ Edward A. Machulak
                                   Edward A. Machulak

                                   Executive Vice President
                                   and Corporate Secretary

August 20, 2002

PROXY                  COMMERCE GROUP CORP.                PROXY
                      6001 NORTH 91ST STREET
                  MILWAUKEE, WISCONSIN 53225-1795

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward L. Machulak and Edward
A. Machulak as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Commerce Group Corp. held of record by the undersigned on August 20, 2002, at the annual meeting of shareholders to be held on October 18, 2002, or any adjournment or adjournments thereof.

1. Directors recommend a vote for election of the following two Directors:

     EDWARD L. MACHULAK, Class I Director, term expiring at the 2005 Annual Shareholders' Meeting

     __________  FOR __________  WITHHOLD AUTHORITY


     JOHN H. CURRY, Class II Director, term expiring at the
     2003 Annual Shareholders' Meeting

     __________  FOR __________  WITHHOLD AUTHORITY


2.   Proposal to approve the appointment of BRUCE MICHAEL
     REDLIN, CPA, LLC as independent public accountant of the corporation.

     __________  FOR __________  AGAINST  __________  ABSTAIN


3. In their discretion on any other matter which may properly come before the meeting or any adjournment or adjournments thereof.

        (Continued and to be signed on reverse side)

                  (Continued from other side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the listed directors, and for the appointment of Bruce Michael Redlin, CPA, LLC as independent public accountant of Commerce Group Corp.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign as full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                        Dated ____________________________ 2002


                        _______________________________________
                        Signature

                        _______________________________________
                        Signature if held jointly

(Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.)